Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

Drake motor partners Pensacola LLC

as

SELLER

AND

MDRR XXV Depositor 1, llc

as

PURCHASER

DEFINITIONS:	The following items shall have the meaning set forth below:
SELLER:

Drake Motor Partners Pensacola LLC,

a Colorado limited liability company,

c/o Drake Real Estate Services, Inc.

496 South Broadway

Denver, CO 80209

Attention: Jon Hauser

Phone: 303.825.8500

E-mail: hauser@drakeres.com

PURCHASER:	MDRR XXV Depositor 1, LLC, a Delaware limited liability company P. O. Box 8436 Richmond, VA 23226 Attn: Brent Winn Telephone: 804-338-7708 Email: bwinn@medalistreit.com
LAND:

That certain parcel of real property consisting of approximately 3.47 acres (150,556 square feet), located at 312 E 9 Mile Road, in the City of Pensacola, County of Escambia, State of Florida, as more particularly described on Exhibit A attached to this Agreement and incorporated herein by reference.

PURCHASE PRICE:

The purchase price of the Property (hereinafter defined) is Fourteen Million Five Hundred Forty-Four Thousand Five Hundred Four and 00/100 Dollars ($14,544,504.00), as may be adjusted pursuant to Section 3.C. below.

EARNEST MONEY:	Five Hundred Thousand Dollars ($500,000.00).
TITLE COMPANY:

Fidelity National Title- Phoenix NCS

1 E. Washington Street, #450

Phoenix, AZ  85004

Attention: Shannon Mooring, AVP, Assistant Commercial Escrow Officer

Phone: (602) 343-7558

Email: shannon.mooring@fnf.com

EFFECTIVE DATE:	The date the last party hereto (i.e., Purchaser or Seller) executes this Purchase and Sale Agreement.
CLOSING DATE:

On or before the thirtieth (30th) day following Seller’s delivery to Purchaser of the Estoppel Certificate. Notwithstanding the foregoing, Purchaser, upon at least ten (10) days' notice to Seller, may elect to close early, in which case the Closing Date shall be the date specified in Purchaser's notice.

EXPIRATION:

If this Agreement is not signed by Purchaser and delivered to Seller on or before June 11, 2025, Seller's offer to sell the Property on the terms and conditions contained herein shall be deemed withdrawn and of no further effect.

1.SALE AND PURCHASE.  Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, upon the terms and conditions set forth in this Purchase and Sale Agreement (this "Agreement"), the Land, together with the following property and rights owned by Seller:
1.a building containing approximately Forty-Five Thousand Four Hundred Sixty-One (45,461) square feet with an address of 312 E 9 Mile Road, Pensacola, Florida (the "Building"), and all other improvements located on the Land (the Building and all other improvements are collectively referred to herein as the "Improvements");

B. all of Seller's interest in and to all other hereditaments and appurtenances related to the Land;

3.all of Seller’s right, title and interest in and to the final set of construction drawings and specifications for the Improvements, to the extent they are not proprietary or confidential (the "Plans"), together with all fixtures, equipment, inventory, building materials, supplies, machinery, vehicles, appurtenances, and items of tangible personal property which are located on or used in connection with the Real Property (defined below) and owned by Seller (collectively and together with the Plans, the "Personal Property");
B.all of Seller's interest, as landlord, in and to the Lease effectively dated September 21, 2024, by and between Tesla, Inc., a Texas corporation, dba Tesla Florida, Inc., dba Tesla Florida (“Tenant”), as tenant, and Seller, as landlord (the "Lease");
C.Seller's right, title and interest in and to all assignable warranties and permits relating to the Real Property, together with the warranties contained in the AIA Contract and the General Contractor Warranty in the form attached to the Lease, to the extent assignable by Seller and not previously assigned to any Tenant (collectively, the "Warranties"); and
D.all Assumed Contracts Purchaser has elected to assume, in its sole and absolute discretion, pursuant to the terms of Section 6(B) of this Agreement.

The Land and the Improvements are hereinafter collectively referred to as the "Real Property." The Real Property and all of the other property and rights described in this Section 1 are hereinafter collectively referred to as the "Property."

2.EARNEST MONEY.  The Earnest Money shall be deposited in escrow with the Title Company within three (3) business days after the Effective Date.  The Earnest Money shall be held by the Title Company in a federally insured account pursuant to the terms of this Agreement and shall be applicable to the Purchase Price at Closing (hereinafter defined).  However, if Purchaser does not timely deposit the Earnest Money, then, at the option of Seller, this Agreement shall terminate and be of no further force or effect.  Except as expressly set forth herein, the Earnest Money shall be nonrefundable.

3.TERMS OF PAYMENT.  The Purchase Price shall be paid to Seller as follows:
1.The Earnest Money shall be applied to the Purchase Price at Closing.
B.The balance of the Purchase Price shall be paid to Seller by Purchaser at Closing in federal wire transfer funds.
C.If, based upon the information set forth in the Estoppel Certificate, the annual net operating income of the Property (based on the total Minimum Annual Rent payable under the Lease for Lease Year 1 (as such terms are defined in the Lease)) is estimated to be less than $894,487.00 as of the Effective Date, the Purchase Price shall be adjusted to an amount equal to such actual net operating income of the Property divided by a cap rate of 6.15%.
4.DUE DILIGENCE ITEMS.
A.Purchaser acknowledges its receipt of the following items:
(1)a standard ALTA commitment for title insurance ("Title Commitment"), issued by the Title Company in an amount not less than the Purchase Price and showing Purchaser as the proposed insured; and
(xiii)true, complete and legible copies of all documents referred to in the Title Commitment (the "Title Commitment Documents").
B.Purchaser acknowledges its receipt, via delivery to Box.com, of the following:
(1)a copy of Seller's existing survey of the Land (the "Survey");
(xiii)a copy of the Lease, including any amendments thereto;
(xiv)copies of all  maintenance and utility contracts or other contracts pertaining to the operation of the Land or Improvements (collectively, the "Contracts"), if any, which are assignable;
(xv)a copy of Seller's existing soils testing reports and environmental site assessments, or any updates thereto received by Seller;
(xvi)a copy of the Plans; and
(vi)a copy of all notices of violation of laws, ordinances, rules, regulations or similar matters, if any, relating to the Property which are in Seller's possession.

Notwithstanding the foregoing or anything contained herein to the contrary, Seller shall not be required to deliver to Purchaser any documents, correspondence or other information in Seller's possession that is confidential or proprietary to Seller, nor shall Seller be obligated to deliver or make available to Purchaser any other documents with respect to the Property.

The documents described in this Section are herein collectively called the "Property Documents", and the information contained in the Property Documents is herein collectively called the "Property Information."  Notwithstanding any contrary provision of this Agreement, Purchaser acknowledges that Seller is not representing and warranting that any of the Property Documents and/or Property Information is accurate or complete, and that Seller advises Purchaser to independently verify the facts and conclusions set forth therein.

5.TITLE COMMITMENT.  Purchaser acknowledges it has received the Title Commitment, Title Commitment Documents, Survey, and all matters reflected by the Survey and Title Commitment (collectively, "Permitted Encumbrances"). After the Effective Date and at least thirty (30) days prior to Closing, Purchaser may request that the Title Company issue an updated Title Commitment (the “Updated Commitment”), together with copies of any additional instruments listed in the schedule of exceptions which were not previously reflected in the Title Commitment. Additional items disclosed by the Updated Commitment that affect title to the Property which are not reflected in the Title Commitment are referred to as “New Exceptions.” Excluding those New Exceptions that qualify as Mandatory Title Removal Items as defined in this Section 5, New Exceptions that: (i) are allowed or otherwise anticipated by this Contract, or (ii) do not materially adversely affect title to, or the use of, the Property, are referred to as “Permissible New Exceptions” and Purchaser shall have no right to object to Permissible New Exceptions.  In the event Purchaser has any objections to any New Exceptions which are not Permissible New Exceptions, Purchaser shall notify Seller in writing, within ten (10) days of its receipt of such Updated Commitment (“Purchaser’s Objection Period”). Failure of Purchaser to make such objections within said Purchaser’s Objection Period shall be deemed a waiver of such right and any such New Exceptions shall be deemed Permitted Encumbrances. Seller shall have the right but not the obligation to remedy such objections. Seller shall notify Purchaser, which objections Seller intends to remedy and which objections Seller does not intend to remedy within ten (10) days of receipt of Purchaser’s objections (“Seller’s Cure Period”), and if Seller does not notify Purchaser within said ten (10) days, then it shall be deemed as an election not to cure. If Seller elects not to cure or is deemed to have elected not to cure any of such objections raised by Purchaser, Purchaser, within ten (10) days following the expiration of Seller’s Cure Period, shall have the option of (i) waiving such objections, or (ii) terminating this Agreement in which event Purchaser shall be entitled to a full refund of the Earnest Money and the parties shall have no further liability hereunder (except with respect to those obligations hereunder which are expressly set forth herein to survive the termination of this Agreement). In the event Purchaser does not notify Seller that it intends to proceed with the Closing within ten (10) days following the expiration of Seller’s Cure Period, Purchaser shall be deemed to have elected to proceed with the Closing. The parties agree the Lease shall be a Permitted Encumbrance.  Except as otherwise expressly stated herein, all other matters apparent upon the Property or caused by Purchaser, or agreed to or deemed to be agreed to by Purchaser, shall also be Permitted Encumbrances.  Seller shall be required to cause to be released, satisfied, and removed of record as of the Closing Date: (i) any New Exceptions which are not Permissible New Exceptions which have been voluntarily placed, or permitted to be placed, by Seller against the Property on or following the date hereof (other than with the prior written approval of Purchaser, which approval shall not be unreasonably withheld, conditioned, or delayed with respect to the granting or denial of Purchaser’s approval in connection with requests for instruments to be recorded for the benefit of any utility or governmental authority but in all other cases in Purchaser’s sole and absolute discretion); (ii) any mortgages, deeds of trust, security instruments, financing statements, or other instruments which evidence or secure indebtedness, judgments, and liens against the Property arising through no fault of Purchaser, and real estate taxes which are due and payable but which remain unpaid and/or of record as of the Closing Date; and (iii) intentionally omitted (subclauses (i) and (ii) collectively, the “Mandatory Title Removal Items”). If Seller fails to discharge and remove of record any Mandatory Title Removal Items on or prior to the Closing Date, at Purchaser’s election, such failure shall constitute a Seller default pursuant to Section 14(B) and Purchaser shall be entitled to such remedies as are set forth in Section 14(B).
6.INSPECTIONS.
1.Purchaser acknowledges Purchaser has, at its own expense, made physical inspections of the Property prior to the Effective Date. At any time after the Effective Date, Purchaser and its representatives may inspect the Property at reasonable hours, provided (i) prior to such entry, Purchaser shall furnish Seller with a certificate evidencing liability insurance for not less than One Million Dollars ($1,000,000.00) and naming Seller as an additional insured; (ii) Purchaser does not unreasonably interfere with the business and operations of any of the Tenants or Seller; (iii) Purchaser does not conduct any study or test that causes penetration of any component of the Land or Improvements without the prior written consent of Seller; and (iv) Purchaser complies with the notice requirements in the Lease with respect to entry onto the Property.  Purchaser shall pay all expenses incurred in connection with its inspection of the Property.  Purchaser shall indemnify, defend and hold Seller harmless from any and all costs, damages, and liabilities whatsoever arising out of Purchaser's inspection of the Property Documents and the Property Information, and shall repair, to the condition existing prior to Purchaser's entry onto the Property, any damage to the Property resulting from Purchaser's entry upon or inspection of the Property.  Except as may be required by law or by legal proceedings, Purchaser shall keep all Property Information furnished to it by Seller and other information obtained by Purchaser with respect to the Property strictly confidential; provided, however, that the same may be disclosed to Purchaser's lenders, accountants, consultants and attorneys to the extent necessary to consummate this transaction and to the extent such recipients agree to maintain confidentiality.  If Purchaser does not purchase the Property for any reason whatsoever, Purchaser shall send Seller notification that it has destroyed all of the Property Documents, and Purchaser shall deliver to Seller all other such reports, studies, data, information and copies thereof obtained by Purchaser which are in Purchaser's or its agents' or consultants' possession or control.  Such materials shall be delivered to Seller without any representation or warranties as to the truth, accuracy or completeness of such materials.  Purchaser's obligations under this Section shall survive the termination of this Agreement. Notwithstanding the foregoing, the Purchaser shall have no responsibility or liability for (a) any act or omission of the Seller, its representatives or agents; (b) any adverse condition or defect on or affecting the Property not caused or exacerbated by Purchaser or its employees, agents, consultants, or contractors but discovered or impacted during their inspections including, without limitation, the pre-existing presence or discovery of any matter (such as, but not limited to any Hazardous Substances); (c) the result or findings of any inspection or the disclosure of such results or findings; and/or (d) Purchaser’s election to terminate this Agreement as a result of any inspection pursuant to this Agreement.
B.At least ten (10) days prior to the Closing Date, Purchaser will advise Seller in writing as to which Contracts Purchaser will assume at Closing (the "Assumed Contracts").  At Closing, Seller shall assign the Assumed Contracts to Purchaser, Purchaser shall assume the Assumed Contracts, and Seller shall terminate all Contracts which are not Assumed Contracts.  Purchaser shall have no liability or responsibility whatsoever for any Contracts which are not Assumed Contracts.
7.TENANT ESTOPPEL CERTIFICATE.  Prior to the Closing Date, Seller, at its sole cost and expense, shall use commercially reasonable efforts to deliver to Purchaser a tenant estoppel certificate from Tenant (the "Estoppel Certificate") in the form as attached to the Lease as “Exhibit E.”  Within five (5) days of the Effective Date, Purchaser shall provide the name of the correct parties to whom to address the Estoppel Certificate, including correct address information, which may include the name and address of Purchaser's lenders.  If Seller has not received the Estoppel Certificate prior to the then-scheduled Closing Date, Seller may unilaterally adjourn Closing as necessary, up to the Outside Closing Date, to obtain the Estoppel Certificate.  The delivery to Purchaser of the Estoppel Certificate prior to the Outside Closing Date is a condition to Closing.
8.CONDITIONS PRECEDENT.  The Parties’ obligation to proceed to Closing as contemplated hereunder is expressly conditioned upon (a) evidence from Tenant that Tenant has waived, or is deemed to have waived, its (i) right of first offer to purchase set forth in Article 23 of the Lease with regards to this specific transaction between Seller and Purchaser and (ii) purchase option set forth in Article 24 of the Lease; (b) Seller’s delivery of the completed Estoppel Certificate, with all blanks filled, prior to the Outside Closing Date; (c) Seller’s delivery of the Commencement Date Agreement completed and signed by both Seller and Tenant in the form as attached to the Lease prior to the Outside Closing Date; and (d) written evidence that Landlord’s Actual Development Costs have been determined and agreed upon by both Seller and Tenant prior to the Outside Closing Date, in the form of an amendment to the Lease that reflects the agreed Actual Development Costs.  If Tenant provides to Seller an Option Notice during the Option Term (as such terms are defined in the Lease) exercising its right of first offer to purchase or its purchase option, this Agreement shall automatically terminate, in which event, provided Purchaser is not in default under this Agreement, the Title Company shall return the Earnest Money to Purchaser, whereupon neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement. If the conditions precedent are not satisfied or waived prior to the Outside Closing Date, then Purchaser shall be entitled to terminate this Agreement in its sole and absolute discretion and receive a return of the Earnest Money.
9.SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS.  Seller hereby represents and warrants to, and covenants with Purchaser that as of the Effective Date:
1.Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to any third parties. Seller has been duly organized and is a validly existing entity under the laws of its state of formation.
B.Except as set forth in the materials delivered to Purchaser by Seller, to the current actual knowledge of Jon Hauser, without any duty of inquiry or investigation ("Seller's Knowledge"), Seller has not received from any governmental authority written notice of any violation of law related to the Property which has not previously been cured.
C.To Seller's Knowledge, there are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending, or threatened against Seller.
D.The Lease delivered to Purchaser:
(1)is a true and complete copy of such Lease with all exhibits attached;
(xiii)has not been modified, altered or amended except in writing and disclosed to Purchaser; and
(xiv)is in full force and effect, and to Seller's Knowledge, is without any uncured material default by either Seller as landlord or Tenant thereunder.
E.To Seller's Knowledge, there is no pending or threatened (i) proceeding for condemnation or taking by inverse condemnation of all or any portion of the Property by any governmental authority; (ii) notice of violation of laws, ordinances, rules, regulations or similar matters relating to the Property; or (iii) suit, claim, foreclosure proceeding, property tax protest, or zoning proceeding with respect to Seller or affecting the Property.
F.To Seller's Knowledge, Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the "Order") and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders").
G.To Seller's Knowledge, neither Seller nor any partner or beneficial owner of Seller:  (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists"); (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (iii) is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
H.From the Effective Date until the Closing Date or the date that this Agreement is terminated, as applicable, Seller shall not:  (i) enter into any new leases or any amendments, assignments, or other modifications of the Lease or grant any consents in connection therewith without the prior written consent of Purchaser; or (ii) sell, convey, assign, or transfer the Property, or grant easements, permits or other legal or beneficial interests in or to the Property, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided however, that without obtaining Purchaser's consent, Seller, in its sole and absolute discretion, may  (i) enter into Contracts which are terminable with prior notice of thirty (30) days or less and are terminated prior to the Closing Date; and (ii) enter into any back-up contracts for the purchase of the Property provided that such back up contracts are contingent upon the termination of this Agreement.  Where Purchaser's consent is required pursuant to this Section, such consent shall not be unreasonably withheld, conditioned or delayed, and shall be deemed given if no notice is delivered to Seller within five (5) business days of receipt of Seller's written request for consent.  Furthermore, any rejection notice shall include proposed revisions, which, if made, would render the document acceptable to Purchaser. Seller shall diligently continue any and all necessary work to perform the outstanding items of Landlord’s Work and the Punchlist items, either expressed as incomplete by Tenant as of the date tenant took possession, or as depicted incomplete by the Estoppel Certificate.

I.Seller represents and warrants that, to its knowledge, the Declaration, as amended, is in full force and effect.

Seller shall promptly deliver to Purchaser copies of all written notices that Seller receives after the Effective Date that materially affect any of Seller's representations and warranties contained herein, the Lease or the condition of the Property.  In addition, Purchaser shall give Seller written notice of any information Purchaser discovers that contradicts Seller's warranties and representations.  Seller acknowledges that the representations and warranties made by Seller in this Section are true and correct as of the Effective Date and, except as modified pursuant to this paragraph, also as of the Closing Date. The representations and warranties of Seller set forth in this Section 9 shall survive the Closing for six (6) months.

10."AS IS" CONDITION.  Purchaser acknowledges that it will have sufficient time to, and will have independently and personally inspected the Property and reviewed the Property Documents, the Property Information and all other items Purchaser deems necessary prior to Closing and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection.  To induce Seller to enter into this Agreement, Purchaser acknowledges and agrees that, except for the express representations and warranties set forth in Section 9 or this Agreement, to the extent they survive Closing, and the warranty of title set forth in the documents delivered by Seller at Closing, the Property shall be conveyed and transferred, as of the Closing Date, "AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED."  Seller does not warrant or make any representation, express or implied, as to the merchantability, quantity, quality, condition, suitability or fitness of the Property for any purpose whatsoever, including without limitation its compliance with applicable building codes and ordinances, zoning laws and Environmental Laws including without limitation the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) and the Super Fund Amendments and Reauthorization Act (SARA), the Americans with Disabilities Act, and any other federal, state or local statutes, codes or ordinances.  Purchaser also acknowledges and agrees that the provisions in this Agreement for inspection and investigation of the Property are adequate to enable Purchaser to make Purchaser's own determination with respect to the suitability or fitness of the Property, including, without limitation, its compliance with applicable building codes and ordinances, zoning laws and Environmental Laws.
1.Except as set forth in this Agreement, Purchaser, for itself and its successors and assigns, releases Seller and its agents, employees, partners, officers, directors, managers, members, contractors, consultants and representatives from, and waives any and all causes of action or claims, known or unknown, against any of such persons for:  (i) any and all liability attributable to any physical condition of or at the Property, including, without limitation, the presence on, under or about the Property of any Hazardous Substances; (ii) any and all liability resulting from the failure of the Property to comply with any applicable laws; and (iii) any liabilities, damages or injury arising from, connected with or otherwise caused by statements, opinions or information obtained from any persons with respect to the Property.
B.As used herein, the term "Hazardous Substances" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any local, state or federal law, rule or regulation, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any local, state, or federal law, rule or regulation or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.
C.As used herein, the term "Environmental Laws" shall mean any law, rule or regulation relating to any Hazardous Substances.
11.PURCHASER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS.  Purchaser hereby represents and warrants to Seller as follows:
1.Purchaser is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia.  Purchaser has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Purchaser have been duly and validly authorized by all necessary action on the part of Purchaser and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Purchaser is a party.
B.To the best of Purchaser's knowledge, Purchaser is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any other Orders.
C.To the best of Purchaser's knowledge, neither Purchaser nor any partner or beneficial owner of Purchaser:  (i) is listed on the Lists; (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (iii) is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iv) shall transfer or permit the transfer of any interest in Purchaser or any beneficial owner in Purchaser to any person or entity who is, or any of whose beneficial owners are, listed on the Lists.  Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its partners or beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser, in which event the Title Company shall return the Earnest Money to Purchaser, whereupon neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement.

12.CLOSING.  Assuming all other conditions to close are met or waived in writing as required by Section 8, the closing of the sale of the Property by Seller to Purchaser (the "Closing") shall occur within thirty (30) days after Seller’s delivery to Purchaser of the Estoppel Certificate as set forth in Section 7 herein.  Notwithstanding the foregoing, Purchaser, upon at least ten (10) days' notice to Seller, may elect to close early, in which case the Closing Date shall be the date specified in Purchaser's notice.

Purchaser shall have one (1) option to extend the Closing Date for thirty (30) days upon delivery of written notice to Seller at least five (5) business days prior to the then-scheduled Closing Date.  Simultaneously with the exercise of such extension option by Purchaser, Purchaser shall deliver to the Title Company an additional Five Hundred Thousand Dollars ($500,000.00) (the “Extension Deposit”). The Extension Deposit shall be immediately nonrefundable to Purchaser, except in the event of Seller’s Default or failure of a condition to close, and deemed part of the Earnest Money, to be applied to and credited against the Purchase Price at Closing.

Closing shall be conducted at the offices of the Title Company; provided, however, that no party shall be required to appear at Closing, as long as all documents and funds required to be executed and/or delivered by such party at Closing are delivered to the Title Company on or before 11:00 a.m. on the Closing Date.  Time is of the essence with regard to the Closing Date.  At the Closing the following, which are mutually concurrent conditions, shall occur:

1.Purchaser's Deliveries.  Purchaser, at its expense, shall deliver or cause to be delivered to Closing the following:
(1)the Purchase Price, less the adjustments thereto as provided in this Agreement, by wire transfer or other immediately available funds;
(xiii)the Earnest Money, which shall be credited against the Purchase Price;
(xiv)two (2) duly executed counterparts of an assignment and assumption of the Lease in the form attached hereto as Exhibit C, assigning to Purchaser all of Seller's right, title and interest in and to the Lease (the "Assignment and Assumption of Lease");
(xv)two (2) duly executed counterparts of a general assignment and assumption in the form attached hereto as Exhibit D, assigning to Purchaser all other property included in this transaction, including any Assumed Contracts and Warranties (the "General Assignment and Assumption");
(xvi)a duly executed settlement statement;
(xvii)evidence satisfactory to Seller and Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so; and
(xviii)such other documents as may be reasonably requested by the Title Company or Seller in accordance with this Agreement or as are customarily executed in Florida to effectuate the conveyance of property similar to the Property.
C.Seller's Deliveries.  Seller, at its expense, shall deliver or cause to be delivered to Closing the following:
(1)a special warranty deed, fully executed and acknowledged by Seller, conveying to Purchaser the Land and Improvements subject to the Permitted Encumbrances, in the form attached hereto as Exhibit E;

(xiii)a duly executed Bill of Sale conveying to Purchaser the Personal Property, in the form attached hereto as Exhibit F;
(xiv)a notice statement, fully executed and acknowledged by Seller, providing notice of Seller’s acquisition of the Property to the declarant of the Declaration of Easements, Covenants and Restrictions for Nine Mile Plaza Shopping Center Pensacola, Escambia County, Florida, recorded July 17, (as amended, the “Declaration”), and of Seller’s assumption of the obligations under the Declaration, in the form attached hereto as Exhibit B;
(xv)two (2) duly executed counterparts of the Assignment and Assumption of Lease;
(xvi)two (2) duly executed counterparts of the General Assignment and Assumption;
(xvii)a duly executed letter to Tenant, notifying it of the sale of the Property and providing Purchaser's instructions for delivery of rent ("Tenant Notice Letter").  Purchaser shall prepare and deliver to Seller the Tenant Notice Letter no less than three (3) days prior to Closing;
(xviii)a duly executed settlement statement;
(xix)evidence satisfactory to Purchaser and Title Company that the persons executing and delivering the Closing documents on behalf of Seller have full right, power and authority to do so;
(xx)an affidavit meeting the requirements of Section 1445 of the Internal Revenue Code of 1986, executed and sworn to by Seller;
(xxi)an original of the Lease to the extent in Seller's possession;
(xi)all warranties and operating manuals that Seller may have from vendors, contractors, subcontractors or servicing agents with respect to the Property, to the extent in Seller's possession as of the date of Closing; and

(xii)a Declaration estoppel certificate from Seller in the form attached hereto as Exhibit G.

(xiii)such other documents as may be reasonably requested by the Title Company or by Purchaser in accordance with this Agreement, or as are customarily executed in Florida to effectuate the conveyance of property similar to the Property.
C.Closing Costs.  Each party shall pay one-half of any escrow fees and Title Company closing fees.  Each party shall pay its own recording costs and attorneys' fees.  Seller shall pay any and all transfer taxes, documentary fees, or similar taxes or charges due at the Closing with regard to the payment of the Purchase Price and recording of the deed.  Seller shall pay all costs for the Title Commitment and the base premium for a standard owner's policy of title insurance as set forth herein.  Purchaser shall pay for any endorsements to the title policy and deletion of the standard preprinted exceptions (excluding amounts required to satisfy liens) if requested by Purchaser, but in no event shall the request by Purchaser of any of the foregoing delay Closing.  Furthermore, Seller has disclosed to Purchaser that Tenant is performing improvements to the Property and Seller has performed improvements to the Property for which the mechanics' lien period has not expired, which may limit the ability the Title Company to provide mechanics' lien coverage, and Seller shall have no obligation to provide such coverage. Any payments required to be made to Tenant under that Contingent Payment Right as described in Exhibit H of the Lease shall be made by Seller at Closing.

4.Prorations.
(xxii)Taxes, Assessments, Utilities.  Real estate and personal property taxes and assessments for the year in which Closing occurs, items of income and expense, including payments under the Contracts, interest, rents and all other proratable items shall be prorated as of 12:01 a.m. on the date of Closing.  Water, sewer, electricity, fuel and other utility charges will be apportioned based upon meter readings taken as of the day immediately prior to Closing, but Purchaser and Seller agree to pay their respective shares of all utility bills received subsequent to Closing, prorated as of 12:01 a.m. on the date of Closing.  In the event the real estate taxes for the year in which Closing occurs are unknown, the tax proration will be based upon the most current available information and if not available, then based upon taxes for the prior period, and such proration shall be a final settlement.
(xxiii)Rents and Other Income.  All rents and other income from the Property shall be prorated as of the Closing Date.  As used in this Agreement, the term "rent" or "rentals" includes fixed monthly and other periodic rent, additional rent, percentage rent, escalation rent, operating cost pass-throughs and other sums and charges payable under the Lease.  Subject to the further provisions of this paragraph regarding delinquent rentals and other income from the Property, Purchaser shall be entitled to all such amounts applicable to the period on or after the Closing Date, and Seller shall be entitled to all such amounts applicable to the period prior to the Closing Date.  All rent and other income collected by Purchaser after Closing shall be applied first to the then current rental period, second to rents which are due and unpaid for periods after Closing, and any excess amounts received (less reasonable costs and legal fees incurred in the collection thereof) shall be remitted to Seller to the extent of rents that are delinquent at Closing.  Purchaser will make commercially reasonable efforts to collect delinquent rents which accrue prior to Closing from any tenant Purchaser allows to remain on the Property, but Purchaser shall not be required to take legal action to collect such delinquent rents.  If delinquent rentals, or any portion thereof, are not collected from Tenant, Purchaser shall not be liable to Seller for such delinquent rentals nor be obligated to collect same.  The obligations of Purchaser set forth in this paragraph shall survive Closing and delivery of the Deed, subject to the limitations contained herein.
(xxiv)Operating Expenses.  The Property does not have any operating history for which expenses have been paid or which require reconciliation, and so no expense proration shall be made at Closing.
(xxv)Contracts.  Amounts payable under the Assumed Contracts shall be prorated on an accrual basis.  Seller shall pay all amounts due thereunder which accrue prior to the Closing Date, and Purchaser shall pay all amounts accruing on the Closing Date and thereafter.  At Closing, Seller shall receive a credit for all prepaid charges or deposits made by Seller under the Assumed Contracts, together with a credit for any recoverable deposits thereunder, and Purchaser shall receive a prorated credit for any unpaid charges under the Assumed Contracts payable for the month of Closing and for those charges not yet paid by Seller for periods prior to Closing.
(xxvi)Other Expenses. All other accrued income and expenses of the Property, if any, shall be prorated as of the Closing Date.
D.Rent Differential.  The rent commencement date under the Lease ("Rent Commencement Date") is tied to Seller's substantial completion of development of the Property, and accordingly, Seller has delivered to Tenant the required notice under the Lease confirming that it has substantially completed the development of the Property ("Delivery Notice"), and stating the Rent Commencement Date for the Lease.  In the event that the Rent Commencement Date as set forth in the Delivery Notice does not coincide with the date upon which Tenant actually commences paying Rent under the Lease ("Rent Differential"), for any reason other than Seller’s failure to perform its obligations as landlord under the Lease, Seller shall not have any liability for, and Purchaser hereby releases and waives any and all claims against Seller for, any and all amounts relating to such Rent Differential.  In addition, Purchaser hereby acknowledges and agrees that it is not a condition to Closing hereunder that Tenant be open for business to the public and operating within the premises leased by Tenant prior to Closing.
E.Outside Closing Date.  Subject to Section 14(B), if the Closing Date has not occurred on or before July 15, 2025 (the "Outside Closing Date"), Seller or Purchaser may terminate this Agreement upon prior written notice to the other party, in which event, the Earnest Money, including the Extension Deposit, if applicable, shall be disbursed in accordance with the terms of this Agreement, and both Parties shall have no further obligations or liabilities one to the other, except any obligations and indemnifications which expressly survive termination of this Agreement.

13.LANDLORD DEVELOPMENT COSTS. As of the Effective Date, Seller has provided the Actual Cost Notice to Tenant as required in the Lease. In the event Seller and Tenant have not come to an agreement of the Landlord’s Actual Development Costs at the Closing Date, if Landlord’s Actual Development Costs are less than the Landlord’s Estimated Development Costs, the Purchase Price shall be reduced by the difference in Minimum Annual Rent in accordance with the methods set forth in Section 3(A) herein. Such adjustment shall be made at Closing.

14.DEFAULT AND REMEDIES.
A.Default by Purchaser.  If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement for any reason other than termination hereof pursuant to Purchaser's express right to do so hereunder, or if Purchaser breaches any covenant or provision of this Agreement, then Seller, as its sole remedy, except as expressly set forth in this Agreement, may terminate this Agreement by notifying Purchaser thereof.  In such event, the Title Company shall deliver the Earnest Money to Seller as liquidated damages, whereupon neither Purchaser nor Seller shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement.  The parties agree and acknowledge that it would be difficult, if not impossible, to determine the actual amount of damages Seller would incur in the event of a default by Purchaser and, accordingly, that the amount of the Earnest Money represents a reasonable and fair estimation of Seller's damages; provided, however, that Seller shall have all remedies at law or in equity against Purchaser in the event of a breach by Purchaser of any indemnity or other surviving obligation.  Notwithstanding the foregoing, except with respect to Purchaser’s indemnification obligations contained in this Agreement, Seller shall not be entitled to receive indirect, consequential, punitive, exemplary, extra contractual, speculative or loss of profits or gain damages.
B.Default by Seller.  If Seller fails to consummate the sale of the Property pursuant to this Agreement for any reason, or upon Seller's failure to perform its obligations hereunder, then, as its exclusive remedies therefor, Purchaser may:  (i) terminate this Agreement by notifying Seller thereof in writing, in which case, provided Purchaser is not in default under this Agreement, the Title Company shall return the Earnest Money, including the Extension Deposit, if applicable, to Purchaser, and neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement; or (ii) enforce specific performance of the obligations of Seller hereunder, and if Purchaser prevails thereunder, Seller shall reimburse Purchaser for all reasonable legal fees, court costs, and all other reasonable costs of such action (“Purchaser’s Costs”) The Purchaser waives all other remedies, including, without limitation, indirect, consequential, punitive, exemplary, extra contractual, speculative or loss of profits or gain damages.  Notwithstanding the foregoing, if Seller shall willfully default in its obligation to close the transaction contemplated hereunder on the Closing Date and specific performance shall not be a legally available remedy to Purchaser as a result thereof, then Purchaser shall: (a) have the right to receive a return of the Earnest Money; and (b) be entitled to all damages suffered by Purchaser of any kind whatsoever, including Purchaser’s Costs.

13.NOTICES.  Notices must be in writing and given at the addresses stated above.  Notice given by delivery service, facsimile or electronic mail shall be effective upon receipt at the address of the addressee; provided, however, that facsimile or email notice delivered after 5:00 P.M. on a business day or delivered on a non-business day shall be deemed received on the next business day.  Notice given by mail must be certified, return receipt requested, and shall be effective upon receipt.  Any notices sent by facsimile or electronic mail, for which no confirmation of receipt is provided, shall be followed by a hard copy sent by mail or overnight delivery service.  A copy of any notices sent to Seller shall also be simultaneously sent to Seller's attorney, Stephen F. Bohara, Esq., Fox Rothschild LLP,_1225 17th Street, Suite 2200, Denver, Colorado 80202, Phone:  (303) 383-7655, Email:  sbohara@foxrothschild.com.
14.RULE 3-14 AUDIT.  Seller understands that Purchaser is a public company subject to the rules of and regulations of the Securities and Exchange Commission, including but not limited to, the property audit requirements embodied in Rule 3-14 of Regulation S-X (“Rule 3-14 Audit”). As such, Seller agrees that, prior to the Closing, it will provide the following documents and information reasonably requested by Purchaser in order for Purchaser to conduct a Rule 3-14 Audit: Proof of receipt of any rent payments from Tenant prior to closing, if any, in the form of a bank statement (with account number redacted) showing Seller’s receipt of wire or ACH payments of rent or a cancelled check; and any other documents in Seller’s possession that may be reasonably requested by Purchaser’s auditor (collectively, the “Audit Documents”). Seller further agrees that, following Closing, it will reasonably cooperate with any necessary request by Purchaser for additional Audit Documents needed for the Rule 3-14 Audit.
15.RISK OF PHYSICAL LOSS, EMINENT DOMAIN AND CASUALTY.  If, before Closing, all or any material part of the Land or Improvements are destroyed or damaged, or become subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Purchaser thereof.  Purchaser may elect to proceed with the Closing (subject to the other provisions of this Agreement) by delivering notice thereof to Seller within five (5) business days after receipt of Seller's notice respecting the damage, destruction, or taking, and in such event Purchaser shall be entitled to all insurance proceeds, plus deductibles, or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Purchaser at Closing Seller's rights to such proceeds or awards.  If, within five (5) business days after receipt of Seller's notice respecting the damage, destruction, or taking, Purchaser notifies Seller of its intent to terminate this Agreement, then Purchaser shall be deemed to have terminated this Agreement.  If Purchaser fails to deliver any notice within such five (5) business day period, the Purchaser shall be deemed to have elected to proceed to Closing.  For the purposes of this Section, damage or a taking shall be considered to be "material" if (A) the value of the portion of the Land or Improvements damaged or taken exceeds an amount equal to thirty percent (30%) of the Purchase Price; or, (B) if the damage or taking would permit Tenant to terminate its respective Lease in accordance with its terms.  Seller shall promptly inform Purchaser of any threatened condemnation or eminent domain proceedings related to the Property.
16.MISCELLANEOUS.
1.Tax Deferred Exchange.  Either party may request to consummate the sale or purchase of the Property as part of a so-called like kind or tax-deferred exchange (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended ("Section 1031").  The non-exchanging party will reasonably cooperate with the exchanging party in its efforts to consummate the Exchange, provided that:  (i) all costs, fees, and expenses attendant to the Exchange shall be the sole responsibility of the requesting party; (ii) the Closing shall not be delayed or affected by reason of the Exchange, nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the exchanging party's obligations and covenants under this Agreement; and (iii) the non-exchanging party shall not be required to incur any cost or liability or to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange.

B.The exchanging party agrees to:  (i) pay all costs incurred by the non-exchanging party related to the Exchange and that would not otherwise have been incurred by the non-exchanging party, including without limitation reasonable attorneys' fees; and (ii) defend, indemnify, and hold the non-exchanging party harmless from any liability, damages, or costs, including without limitation reasonable attorneys' fees, that may result from the non-exchanging party's acquiescence to the Exchange.
C.The non-exchanging party shall not by this Agreement or its acquiescence to the Exchange:  (i) have its rights under this Agreement, including those that survive Closing, affected or diminished in any manner; (ii) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with Section 1031 or any other law or regulation; or (iii) incur any personal liability whatsoever in connection with the Exchange.
D.The non-exchanging party consents to the exchanging party's assigning this Agreement to a qualified third party intermediary provided that:  (i) the third party intermediary strictly complies with the requirements of this paragraph and the other provisions of this Agreement; and (ii) the exchanging party shall remain liable to the non-exchanging party to fulfill all obligations of the exchanging party under this Agreement after such assignment.
E.Assignment.  Except for an assignment as part of the Exchange provided for in Section 18.A above or a Permitted Assignment (as hereinafter defined), Purchaser may neither assign its rights under this Agreement nor delegate its duties hereunder without prior written consent of Seller, which Seller may grant or withhold in its sole and absolute discretion. Purchaser shall be permitted, without the consent of Seller but upon prior written notice to Seller, to assign this Agreement and the rights of Purchaser hereunder to a person or entity affiliated with Purchaser, to a Delaware Statutory Trust affiliated with Purchaser, or to a tenant-in-common associated with Purchaser or an affiliate of Purchaser (“Permitted Assignment”). Should Purchaser assign this Agreement or delegate its duties without the prior written consent of Seller in violation of this Section, then in addition to all the rights, remedies, and recourses available at law or in equity, Seller may terminate this Agreement and the Title Company shall forthwith deliver the Earnest Money to Seller.  This Agreement is for the sole benefit of Seller and Purchaser, and no third party is intended to be a beneficiary of this Agreement.  Notwithstanding anything in this Agreement to the contrary, if Purchaser assigns all or any part of its interest in this Agreement, Purchaser shall remain fully liable for all obligations under this Agreement.
F.Entire Agreement.  This Agreement is the entire agreement between Seller and Purchaser concerning the sale of the Property, and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by both parties.  All exhibits attached hereto are incorporated herein by this reference for all purposes.
G.Brokers.  Purchaser and Seller acknowledge that they have dealt with no brokers in connection with this transaction, other than Marcus Millichap (collectively, "Brokers"). At Closing, if and only if the Closing occurs, Brokers shall be paid a commission of 2% of the Purchase Price by Seller pursuant to a separate written commission agreement.  If any person other than Brokers brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Purchaser or Seller, then the party through whom such person makes its claim shall defend the other party (the "Indemnified Party") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, court costs and reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim.  The provisions of this paragraph shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.  Jon Hauser is employed by Seller and is a licensed real estate broker in the state of Colorado, but is not acting in such capacity with respect to the sale of the Property under this Agreement.

H.Time of the Essence; Computation of Time.  Time is of the essence of this Agreement.  If the expiration date of any period or time for performance hereunder falls on a Saturday, Sunday or legal holiday, then, in such event, the expiration date of such period or time for performance shall be extended to the next business day.
I.Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State in which the Property is located.
J.Interpretation.  Except as expressly provided otherwise in this Agreement, the party obligated or permitted to perform an obligation is also obligated, as between Purchaser and Seller, to pay the cost of performance.  "Include," "includes," and "including" mean considered as part of a larger group, and not limited to the items recited.  "Shall" means is obligated to.  "May" means is permitted to.
K.Rule of Construction.  Purchaser and Seller acknowledge that each party has reviewed this Agreement and has had adequate opportunity to consult legal counsel with respect thereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.  No custom or practice which may evolve between the Purchaser and Seller during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance with the terms of this Agreement.
L.Severability.  If any provision of this Agreement is held to be unenforceable or void, such provision shall be deemed to be severable and in no way affect the validity of the remaining terms of this Agreement.
M.Waiver.  No provision of this Agreement shall be deemed to have been waived by either party unless the waiver is in writing and signed by that party.  The waiver by any party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of the same or another provision of this Agreement.
N.Prevailing Party/Attorneys' Fees.  In the event of any arbitration or litigation arising as a result of a dispute between the parties in connection with this Agreement, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorneys' fees, in addition to any other remedies.
O.No Recording.  Neither this Agreement nor any memorandum hereof shall be recorded in any public records where the Property is located or elsewhere.
P.Further Instruments.  Each party hereto shall from time to time execute and deliver such further instruments as the other party or its counsel may reasonably request to effectuate the intent of this Agreement.
Q.Counterparts; Electronically Transmitted Signatures.  This Agreement may be executed in counterparts as well as by signatures transmitted via facsimile or electronic mail, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
R.Jury Trial Waiver.  THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT, AND AGREE THAT ANY DISPUTE BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW.

S.Exclusive Jurisdiction.  Exclusive venue and jurisdiction for all matters with respect to this Agreement shall be in the county court County of Escambia, Florida.
T.No Personal Liability.  Seller is a Colorado limited liability company and is the sole party with any obligations or liabilities under this Agreement as Seller.  No member, manager, employee, contractor or agent of Seller shall have any personal liability to Purchaser under this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

SELLER:

Drake Motor Partners Pensacola LLC,

a Colorado limited liability company

By:Drake Developments LLC,

a Colorado limited liability company, Manager

By:Drake Real Estate Services, Inc.,

a Colorado corporation, Manager

By:	/s/ Jon Hauser
Name:	Jon Hauser
Title:	General Manager
Date:	June 11, 2025

PURCHASER:

MDRR XXV Depositor 1, LLC,

a Delaware limited liability company

By:	/s/ Brent Winn
Name:	Brent Winn
Title:	Chief Financial Officer
Date:	June 11, 2025

List of Exhibits:

Exhibit A – Legal Description of Land

Exhibit B – Notice Statement

Exhibit C – Form of Assignment and Assumption of Lease

Exhibit D – Form of General Assignment and Assumption

Exhibit E – Form of Special Warranty Deed

Exhibit F – Form of Bill of Sale

Exhibit G – Form of Seller’s Declaration Estoppel Certificate

EXHIBIT A

LEGAL DESCRIPTION OF LAND

COMMENCE AT THE SOUTHWEST CORNER OF SECTION 7 TOWNSHIP 1 SOUTH, RANGE 30 WEST ESCAMBIA COUNTY FLORIDA, THENCE GO NORTH 01 DEGREES 13 MINUTES 41SECONDS EAST ALONG THE WEST LINE OF THE AFOREMENTIONED SECTION 7,A DISTANCE OF 98.36 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF U.S HIGHWAY 90 (NINE MILE ROAD, 200FT RJW) THENCE GO SOUTH 88 DEGREES 17 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 A  DISTANCE OF 191.71 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN OFFICIAL RECORDS BOOK 6626, PAGE 1617 OF THE PUBLIC RECORDS OF SAID COUNTY THENCE CONTINUE SOUTH 88 DEGREES I 7 MINUTES 00 SECONDS EAST ALONG SAID NORTH RIGHT OF WAY LINEA DISTANCE OF 742.71 FEET TO THE POINT OF BEGINNING THENCE DEPARTING SAID NORTH RIGHT OF WAY LINE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST A DISTANCE OF 324.79 THENCE GO NORTH 88 DEGREES 17 MINUTES 24 SECONDS WEST A DISTANCE OF 3.53 FEET THENCE GO NORTH 01 DEGREES 48 MINUTES 11 SECONDS EAST A DISTANCE OF 201 .86 FEET THENCE TO SOUTH 88 DEGREES18 MINUTES 01 SECONDS EAST A DISTANCE OF 3.22 FEET THENCE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST 40.33 FEET TO A POINT ON THE SOUTH LINE OF WHISPERING PINES SUBDIVISION AS RECORDED IN PLAT BOOK 4 AT PAGE 26 OF THE PUBLIC RECORDS OF ESCAMBIA COUNTY FLORIDA THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST ALONG THE SOUTH LINE OF AFORESAID WHISPERING PINES SUBDIVISION A DISTANCE OF 171.59 FEET THENCE DEPARTING SAID SOUTH LINE SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 17.57 FEET THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST A DISTANCE OF 181.31 FEET TO THE WESTERLY RIGHT OF WAY LINE OF MUSIC LANE (66FT RIW) THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST ALONG THE AFORESAID WESTERLY RIGHT OF WAY LINE OF MUSIC LANE. A DISTANCE OF 249.67 FEET THENCE DEPARTING SAID WESTERLY RIGHT OF WAY LINE GO NORTH 88 DEGREES 49 MINUTES 37 SECONDS WEST A DISTANCE OF 160.00 FEET THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 288.48 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 THENCE GO NORTH 88 DEGREES 17 MINUTES 00 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 198.27 FEET TO THE POINT OF BEGINNING.

EXHIBIT B

Form of Notice Statement

Submitted for Recording by and

After Recording Return to:
_____________________

_____________________

_____________________

NOTICE STATEMENT

__________ __, 2025

_____________________

_____________________

_____________________

Re:

Declaration of Easements, Covenants and Restrictions for Nine Mile Plaza Shopping Center Pensacola, Escambia County, Florida, recorded July 17, 2014 in Official Records Book 7198, Page 274, as amended in that First Amendment to the Declaration of Easements, Covenants and Restrictions recorded 7/15/2015 in Official Records Book 7375, Page 992, as further affected by that Second Amendment to the Declaration of Easements, Covenants and Restrictions recorded 8/26/2024, in Official Records Book 9194, Page 871, of the public records of Escambia County, Florida (collectively, the “Declaration”)

To Whom it May Concern:

Please be advised that, on _______, 2025 (the “Transfer Date”), MDRR XXV Depositor 1, LLC., a Delaware limited liability company (“Acquiring Party”), acquired from Drake Motor Partners Pensacola LLC, a Colorado limited liability company (“Prior Owner”), all of Prior Owner’s right, title and interest in and to the property identified as Parcel C in the Declaration (“Parcel C”). Acquiring Party hereby assumes and agrees to perform all of Prior Owner’s obligations under the Declaration arising from and after the Transfer Date.

In accordance with the terms of the Declaration, all future notices to the owner of Parcel C should be sent to:

MDRR XXV Depositor 1, LLC.

A Delaware limited liability company

Attn:

Telephone:

Email:

Very truly yours,

[Signature Page Follows]

ACQUIRING PARTY:

MDRR XXV Depositor 1, LLC.

a Delaware limited liability company

By: ________________________

Name: Brent Winn

Title: ______________________

Date: ______________________

STATE OF )

) §

COUNTY OF )

The foregoing instrument was acknowledged before me this ______ day of _______________ 20___, by Brent Winn as Chief Financial Officer of MDRR XXV Depositor 1, LLC., a Delaware limited liability company.

WITNESS my hand and official seal.

My commission expires: ___________________________

Notary Public

(NOTARIAL SEAL)

EXHIBIT C

Form of Assignment and Assumption of Lease

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made as of ___________ 2025 (the "Effective Date") by and between Drake Motor Partners Pensacola LLC, a Colorado limited liability company ("Assignor"), and MDRR XXV Depositor 1, LLC., a Delaware limited liability company ("Assignee").

RECITALS

WHEREAS, Assignor, as seller, and Assignee, as purchaser, entered into that certain Purchase and Sale Agreement dated _____________________ (the "Purchase Agreement"), wherein Assignor has agreed to sell, and Assignee has agreed to purchase, certain real property, together with improvements thereon, located in the City of Pensacola, County of Escambia, State of Florida and more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Real Property").

WHEREAS, pursuant to the Purchase Agreement and in connection with the sale of the Real Property to Assignee, Assignor wishes to assign, and Assignee wishes to assume, as of the Effective Date, all of Assignor's right, title and interest in, to and under the Lease effectively dated September 21, 2024, by and between Tesla, Inc., a Texas corporation, dba Tesla Florida, Inc., dba Tesla Florida (“Tenant”), as tenant, and Assignor, as landlord (the "Lease").

ASSIGNMENT AND ASSUMPTION

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Assignment.  Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the Effective Date, all of Assignor's right, title and interest in, to and under the Lease.

17.Assumption.  Assignee hereby accepts the assignment of all of Assignor's right, title and interest in, to and under the Lease and assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including, without limitation, reasonable attorneys' fees, arising in connection with the Lease on and after the Effective Date and expressly including all obligations to Tenant with respect to reconciliation of maintenance costs, taxes and insurance for the calendar year in which the Effective Date occurs ("CAM Reconciliation").  Assignee hereby acknowledges and agrees that Assignor has paid to Assignee all amounts due and owing for all construction allowances, prepaid rents and CAM Reconciliation (to date) owed under the Lease, and that Assignee shall be fully liable for payment or repayment of same to Tenant.
18.Indemnification by Assignor.  Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including, without limitation, reasonable attorneys' fees, arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions of Assignor occurring thereunder, prior to the Effective Date, but specifically excluding any liabilities, claims, obligations, losses or expenses related to Assignor’s construction of any of the improvements on, or the condition of, the Real Property and any improvements thereon, and expressly excluding any obligation to Tenant with respect to the CAM Reconciliation.
19.Indemnification by Assignee.  Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, losses and expenses, including, without limitation, reasonable attorneys' fees, arising in connection with the Lease and/or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date, and all liabilities, claims, obligations, losses and expenses related to Assignor's construction of any of the improvements on, or the condition of, the Real Property and any improvements thereon related to the period after the date hereof except as set forth above, and all claims by Tenant related to the payment or repayment of any construction allowances, prepaid rents or CAM Reconciliation.
20.Rent and Other Income.  Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date.  Assignee shall be entitled to receive all income accruing from the Lease from and after the Effective Date.  Assignor shall direct Tenant to pay to Assignee the rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.
21.Binding Effect.  The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.
22.Headings.  The section headings herein shall have absolutely no legal significance and are used solely for convenience of reference.
23.Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature and acknowledgment pages of any counterpart may be detached therefrom without impairing the legal effect of the signatures and acknowledgments thereon, provided such signature and acknowledgment pages are attached to any other counterpart identical thereto except having additional signature and acknowledgment pages executed and acknowledged by other parties to this Assignment attached thereto.
24.Governing Law.  This Assignment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.
25.Prevailing Party.  If a dispute arises between the parties as a result of or in connection with this Assignment, the substantially prevailing party shall be awarded its reasonable costs and expenses, including reasonable attorneys' fees, in addition to all other relief granted.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the Effective Date.

ASSIGNOR:

Drake Motor Partners Pensacola LLC,

a Colorado limited liability company

By:Drake Developments LLC,

a Colorado limited liability company

Its:Manager

By:Drake Real Estate Services, Inc.,

a Colorado corporation

Its:Manager

By: EXHIBIT – DO NOT SIGN

Jon Hauser, General Manager

Date:

ASSIGNEE:

MDRR XXV Depositor 1, LLC.

a Delaware limited liability company

By:EXHIBIT – DO NOT SIGN

Name:Brent Winn

Title:

Date:

Exhibit A to Assignment and Assumption of Lease

LEGAL DESCRIPTION OF THE REAL PROPERTY

COMMENCE AT THE SOUTHWEST CORNER OF SECTION 7 TOWNSHIP 1 SOUTH, RANGE 30 WEST ESCAMBIA COUNTY FLORIDA, THENCE GO NORTH 01 DEGREES 13 MINUTES 41SECONDS EAST ALONG THE WEST LINE OF THE AFOREMENTIONED SECTION 7,A DISTANCE OF 98.36 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF U.S HIGHWAY 90 (NINE MILE ROAD, 200FT RJW) THENCE GO SOUTH 88 DEGREES 17 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 A  DISTANCE OF 191.71 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN OFFICIAL RECORDS BOOK 6626, PAGE 1617 OF THE PUBLIC RECORDS OF SAID COUNTY THENCE CONTINUE SOUTH 88 DEGREES I 7 MINUTES 00 SECONDS EAST ALONG SAID NORTH RIGHT OF WAY LINEA DISTANCE OF 742.71 FEET TO THE POINT OF BEGINNING THENCE DEPARTING SAID NORTH RIGHT OF WAY LINE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST A DISTANCE OF 324.79 THENCE GO NORTH 88 DEGREES 17 MINUTES 24 SECONDS WEST A DISTANCE OF 3.53 FEET THENCE GO NORTH 01 DEGREES 48 MINUTES 11 SECONDS EAST A DISTANCE OF 201 .86 FEET THENCE TO SOUTH 88 DEGREES18 MINUTES 01 SECONDS EAST A DISTANCE OF 3.22 FEET THENCE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST 40.33 FEET TO A POINT ON THE SOUTH LINE OF WHISPERING PINES SUBDIVISION AS RECORDED IN PLAT BOOK 4 AT PAGE 26 OF THE PUBLIC RECORDS OF ESCAMBIA COUNTY FLORIDA THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST ALONG THE SOUTH LINE OF AFORESAID WHISPERING PINES SUBDIVISION A DISTANCE OF 171.59 FEET THENCE DEPARTING SAID SOUTH LINE SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 17.57 FEET THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST A DISTANCE OF 181.31 FEET TO THE WESTERLY RIGHT OF WAY LINE OF MUSIC LANE (66FT RIW) THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST ALONG THE AFORESAID WESTERLY RIGHT OF WAY LINE OF MUSIC LANE. A DISTANCE OF 249.67 FEET THENCE DEPARTING SAID WESTERLY RIGHT OF WAY LINE GO NORTH 88 DEGREES 49 MINUTES 37 SECONDS WEST A DISTANCE OF 160.00 FEET THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 288.48 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 THENCE GO NORTH 88 DEGREES 17 MINUTES 00 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 198.27 FEET TO THE POINT OF BEGINNING.

EXHIBIT D

Form of General Assignment and Assumption

GENERAL ASSIGNMENT AND ASSUMPTION

THIS GENERAL ASSIGNMENT AND ASSUMPTION (this "Assignment") is made as of ___________________, 2025 (the "Effective Date") by and between Drake Motor Partners Pensacola LLC, a Colorado limited liability company ("Assignor"), and MDRR XXV Depositor 1, LLC., a Delaware limited liability company ("Assignee").

RECITALS

WHEREAS, Assignor, as seller, and Assignee, as purchaser, entered into that certain Purchase and Sale Agreement dated _____________________ (the "Purchase Agreement"), wherein Assignor has agreed to sell, and Assignee has agreed to purchase, certain real property, together with improvements thereon, located in the City of Pensacola, County of Escambia, State of Florida and more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Real Property").

WHEREAS, pursuant to the Purchase Agreement and in connection with the sale of the Real Property to Assignee, Assignor wishes to assign, and Assignee wishes to assume, as of the Effective Date, all of Assignor's right, title and interest in, to and under certain contracts and other documents and intangible personal property relating to the Real Property, as more particularly set forth below.

ASSIGNMENT AND ASSUMPTION

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignment.  Assignor hereby assigns, transfers, and conveys to Assignee, as of the Effective Date, all of Assignor's right, title and interest in, to and under the following items (collectively, the "Assigned Items"):
A.the contracts or agreements described in Exhibit B attached hereto and incorporated herein by reference (collectively, the "Assumed Contracts");
B.warranties that may exist from, by or against any contractor, subcontractor, manufacturer, laborer or supplier of labor, materials or other services relating to the Real Property, to the extent assignable and not previously assigned, and those warranties obtained through Assignor’s construction contract, (collectively, the “Warranties”) in the form attached hereto as Exhibits C-1 and C-2 attached hereto and incorporated herein by reference; and
C.all building permits, certificates of occupancy and other certificates, permits, licenses (including, without limitation, liquor licenses), authorizations and approvals necessary for the use and occupancy of the Real Property or required by any applicable zoning law, building codes or other laws or regulations affecting the Real Property or pertaining to ownership or operation of the Real Property, described in Exhibit D attached hereto and incorporated herein by reference (collectively, the “Permits”).

2.Assumption.  Subject to the limitations set forth herein, Assignee hereby accepts and assumes all of Assignor's right, title and interest in, to and under the Assigned Items, as of the Effective Date.
3.Binding Effect.  The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.
4.Headings.  The section headings herein shall have absolutely no legal significance and are used solely for convenience of reference.
5.Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature and acknowledgment pages of any counterpart may be detached therefrom without impairing the legal effect of the signatures and acknowledgments thereon, provided such signature and acknowledgment pages are attached to any other counterpart identical thereto except having additional signature and acknowledgment pages executed and acknowledged by other parties to this Assignment attached thereto.
6.Governing Law.  This Assignment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:

Drake Motor Partners Pensacola LLC,

a Colorado limited liability company

By:Drake Developments LLC,

a Colorado limited liability company

Its:Manager

By:Drake Real Estate Services, Inc.,

a Colorado corporation

Its:Manager

By: EXHIBIT – DO NOT SIGN

Jon Hauser, General Manager

Date:

ASSIGNEE:

MDRR XXV Depositor 1, LLC.

a Delaware limited liability company

By:EXHIBIT – DO NOT SIGN

Name:Brent Winn

Title:

Date:

Exhibit A to General Assignment and Assumption

REAL PROPERTY

COMMENCE AT THE SOUTHWEST CORNER OF SECTION 7 TOWNSHIP 1 SOUTH, RANGE 30 WEST ESCAMBIA COUNTY FLORIDA, THENCE GO NORTH 01 DEGREES 13 MINUTES 41SECONDS EAST ALONG THE WEST LINE OF THE AFOREMENTIONED SECTION 7,A DISTANCE OF 98.36 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF U.S HIGHWAY 90 (NINE MILE ROAD, 200FT RJW) THENCE GO SOUTH 88 DEGREES 17 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 A  DISTANCE OF 191.71 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN OFFICIAL RECORDS BOOK 6626, PAGE 1617 OF THE PUBLIC RECORDS OF SAID COUNTY THENCE CONTINUE SOUTH 88 DEGREES I 7 MINUTES 00 SECONDS EAST ALONG SAID NORTH RIGHT OF WAY LINEA DISTANCE OF 742.71 FEET TO THE POINT OF BEGINNING THENCE DEPARTING SAID NORTH RIGHT OF WAY LINE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST A DISTANCE OF 324.79 THENCE GO NORTH 88 DEGREES 17 MINUTES 24 SECONDS WEST A DISTANCE OF 3.53 FEET THENCE GO NORTH 01 DEGREES 48 MINUTES 11 SECONDS EAST A DISTANCE OF 201 .86 FEET THENCE TO SOUTH 88 DEGREES18 MINUTES 01 SECONDS EAST A DISTANCE OF 3.22 FEET THENCE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST 40.33 FEET TO A POINT ON THE SOUTH LINE OF WHISPERING PINES SUBDIVISION AS RECORDED IN PLAT BOOK 4 AT PAGE 26 OF THE PUBLIC RECORDS OF ESCAMBIA COUNTY FLORIDA THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST ALONG THE SOUTH LINE OF AFORESAID WHISPERING PINES SUBDIVISION A DISTANCE OF 171.59 FEET THENCE DEPARTING SAID SOUTH LINE SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 17.57 FEET THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST A DISTANCE OF 181.31 FEET TO THE WESTERLY RIGHT OF WAY LINE OF MUSIC LANE (66FT RIW) THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST ALONG THE AFORESAID WESTERLY RIGHT OF WAY LINE OF MUSIC LANE. A DISTANCE OF 249.67 FEET THENCE DEPARTING SAID WESTERLY RIGHT OF WAY LINE GO NORTH 88 DEGREES 49 MINUTES 37 SECONDS WEST A DISTANCE OF 160.00 FEET THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 288.48 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 THENCE GO NORTH 88 DEGREES 17 MINUTES 00 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 198.27 FEET TO THE POINT OF BEGINNING.

Exhibit B to General Assignment and Assumption

LIST OF ASSUMED CONTRACTS

TO BE PROVIDED

Exhibit C-1 to General Assignment and Assumption

FORM OF WARRANTY

GENERAL CONTRACTOR WARRANTY

Retail Building for Drake Motor Partners ____ LLC

{ADDRESS}

Date: _______________________________

___________________________________________ (“Contractor”) hereby unconditionally warrants and guarantees to Drake Motor Partners _______ LLC (“Drake”), or Assigns (“Owner”) (which for purposes hereof “Owner” may include Tesla Motors _________, Inc., as the tenant (“Tenant”) of Drake pursuant to a certain lease by and between Drake and Tenant (the “Lease”)), that all construction, materials, labor, and craftsmanship installed at the above-referenced location have been completed in strict accordance with the executed Standard Form of Agreement Between Owner and Contractor – Stipulated Sum (AIA A101-2017) (the “AIA Contract”) and all project plans, drawings, soils reports, and specifications (all together with the AIA Contract, the “Contract Documents”), and all governmental codes and requirements.

Contractor, hereby unconditionally agrees to properly repair and replace, or cause to be repaired or replaced, in accordance with the Contract Documents and governmental requirements, in a good and workmanlike manner, any and all items contained within the Contract Documents’ scope of Work which may, during the term of this Warranty, be found by Owner to fail, or be defective in any way, or not constructed in accordance with the Contract Documents, together with the replacement of any adjacent or other Work required as a result of the Warranty work. Contractor further agrees that Contractor is responsible for the Work completed by its subcontractors, sub-subcontractors, suppliers, employees, and consultants on this project, and this warranty covers all construction items contained within the AIA Contract’s scope of Work.

This Warranty shall be for a period of one (1) year (the “Warranty Period”) from the date that the Tenant takes possession of the building leased by Tenant pursuant to the Lease and all of Contractor’s work under the Contract Documents is complete, except for minor punch list items which do not interfere with Tenant’s use of the Premises. In addition, Contractor agrees to provide and enforce a twenty (20) year manufacturer’s warranty for the roof, a five (5) year manufacturer’s warranty for the HVAC system, a one (1) year subcontractor’s warranty for the asphalt paving, and a one (1) year warranty for the landscaping.

Should any item, including utilities below or above ground, fail or be found defective within the Warranty Period, Owner (which may include Tenant) shall provide to Contractor written notice to cure the failure and/or defect. Contractor agrees to immediately commence the proper replacement or repair of such areas within ten (10) days of the date of such notice. Should Contractor fail to do so or fail to pursue such with diligence, Contractor hereby authorizes Owner or Tenant without further notice to proceed to have such repair or replacement work performed at Contractor’s expense, and Contractor hereby agrees to honor and pay all costs of such repairs within ten (10) days of the date of receipt of an invoice for such work.

Should Contractor fail to perform such repair or replacement work, or should Contractor fail to make payment to Owner or Tenant for such work not performed, Contractor agrees to also pay the Owner and Tenant’s costs and expenses to enforce this agreement, including reasonable attorney’s fees.

GENERAL CONTRACTOR:

By:

Name & Title:

Address:

Phone: ________________________________________________

Email: ________________________________________________

DRAKE:

Drake Motor Partners PA LLC

By:

Name & Title:

Address:

Phone: ________________________________________________

Exhibit C-2 to General Assignment and Assumption

FORM OF WARRANTY

SUB-CONTRACTOR'S WARRANTY

Retail Building for _______________LLC

__________________________

_________________ , Colorado

Date:______________________________

______________________(“Subcontractor”) hereby unconditionally warrants and guarantees to , or Assigns (“Owner”) that all construction, materials, labor, and craftsmanship installed or provided by subcontractor at the above-referenced location have been completed in strict accordance \Vith all project plans, drawings, soils reports, and specifications (the “Contract Documents”), and all governmental codes and requirements. This Warranty shall be for a period of one (I) year (the "Warranty Period') from the date that the Tenant takes possession of the building leased by Tenant pursuant to the Lease and all of Contractor’s work under the  Contract Documents is complete, except for minor punch list items which do not interfere with Tenant's use of the Premises.

Subcontractor, hereby unconditionally agrees to properly repair and replace, or cause to be repaired or replaced, in accordance with the Contract Documents and governmental  requirements, in a good and workmanlike manner, any and all items contained within the Subcontractor's scope of Work which may, during the term of this Warranty, be found by Owner to fail, or be defective in anyway, or not constructed in accordance with the Contract Documents, together with the replacement of any adjacent or other Work required as a result of the Warranty work. Subcontractor further agrees that Subcontractor is responsible for the Work completed by its subcontractors, sub-subcontractors, suppliers, employees, and consultants on this project, and this warranty covers all construction items contained within the Subcontractor's scope of Work under their contract.

Should any item fail or be found defective within the Warranty period, Owner shall provide to Subcontractor written notice to cure the failure and/or defect.  Subcontractor agrees to immediately commence the proper replacement or repair of such areas within ten (10) days of the date of such notice. Should Subcontractor fail to do so or fail to pursue such with diligence, Subcontractor hereby authorizes Owner or Tenant without further notice to proceed to have such repair or replacement work performed at Subcontractor’s expense, and Subcontractor hereby agrees to honor and pay all costs of such repairs within ten (10) days of the date of receipt of an invoice for such work.

Should Subcontractor fail to perform such repair or replacement work, or should Subcontractor fail to make payment to Owner or Tenant for such work not performed, Subcontractor agrees to also pay the Owner and Tenant's costs and expenses to enforce this agreement, including reasonable attorney’s fees.

SUB-CONTRACTOR:

_________________________________________

By:
Name:
Title:
Address:

Phone:
Email

Exhibit D to General Assignment and Assumption

LIST OF PERMITS

TO BE PROVIDED

EXHIBIT E

Form of Special Warranty Deed

Return To and Prepared By:

Julia L. Gibson, Esq.

Maynard Nexsen PC

200 E. New England Avenue, Suite 300

Winter Park, FL 32789

Property Appraiser Parcel

Identification (Folio Number(s))

071S3023010000002

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made the _____ day of _____________, 2025, by Drake Motor Partners Pensacola LLC, a Colorado limited liability company, whose address is 496 S Broadway, Denver, Colorado 80209 (“Grantor”) to MDRR XXV Depositor 1, LLC., a Delaware limited liability company, whose address is P.O. Box 8436, Richmond, VA 23226 (“Grantee”):

WITNESSETH: That the Grantor, for and in consideration of the sum of $10.00 and other valuable considerations, receipt whereof is hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee, all that certain land situate in Escambia County, Florida, to-wit:

See Exhibit A attached and incorporated herein.

Together with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

This property is not the homestead property of the Grantor, nor contiguous to homestead property, as such homestead is defined under Florida law.

To Have And To Hold, the same in fee simple forever.

And the Grantor hereby covenants with said Grantee that it is lawfully seized of said land in fee simple; that it has good right and lawful authority to sell and convey said land; that it hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under the said Grantor, but not otherwise; and that said land is free of all encumbrances, except taxes accruing subsequent to December 31, 2024, and restrictions and easements of record, if any, however, this reference does not operate to reimpose the same.

(*Wherever used herein, the term "Grantee/Grantor" shall include all the parties to this instrument and the heirs, personal representatives, and assigns of individuals and the successors and/or assigns of the corporations; the use of the singular number shall include the plural and the plural the singular; the use of any gender shall include all genders.)

IN WITNESS WHEREOF, Grantor has caused these presents to be executed in its name, and its corporate seal to be hereunto affixed, by its proper officers thereunto duly authorized, the day and year first above written.

Signed, sealed and delivered

in the presence of:

EXHIBIT – DO NOT SIGN

_________________________________

Print Name:

Address:

_________________________________

Print Name:

Address:

GRANTOR:

Drake Motor Company Pensacola LLC, a Colorado limited liability company

By: Drake Developments LLC, a Colorado limited liability company

Its: Manager

By: Drake Real Estate Services, Inc., a Colorado corporation

Its: Manager

By: EXHIBIT – DO NOT SIGN

Jon Hauser, General Manager

Date: _____________________

STATE OF ___________ )

) SS.:

COUNTY OF ___________ )

The foregoing instrument was acknowledged before me by means of [__] physical presence or [ __ ] online notarization this ____ day of _________, 2025, by Jon Hauser, as General Manager of Drake Real Estate Services, Inc., a Colorado corporation on behalf of the corporation.  He/She is personally known to me or has produced ________________ (type of identification) as identification.

                                                       ____________________________

Notary Public

Print Name: ________________

My Commission Expires:

[NOTARIAL SEAL]

Exhibit A to Special Warranty Deed

LEGAL DESCRIPTION OF THE PROPERTY

COMMENCE AT THE SOUTHWEST CORNER OF SECTION 7 TOWNSHIP 1 SOUTH, RANGE 30 WEST ESCAMBIA COUNTY FLORIDA, THENCE GO NORTH 01 DEGREES 13 MINUTES 41SECONDS EAST ALONG THE WEST LINE OF THE AFOREMENTIONED SECTION 7,A DISTANCE OF 98.36 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF U.S HIGHWAY 90 (NINE MILE ROAD, 200FT RJW) THENCE GO SOUTH 88 DEGREES 17 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 A  DISTANCE OF 191.71 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN OFFICIAL RECORDS BOOK 6626, PAGE 1617 OF THE PUBLIC RECORDS OF SAID COUNTY THENCE CONTINUE SOUTH 88 DEGREES I 7 MINUTES 00 SECONDS EAST ALONG SAID NORTH RIGHT OF WAY LINEA DISTANCE OF 742.71 FEET TO THE POINT OF BEGINNING THENCE DEPARTING SAID NORTH RIGHT OF WAY LINE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST A DISTANCE OF 324.79 THENCE GO NORTH 88 DEGREES 17 MINUTES 24 SECONDS WEST A DISTANCE OF 3.53 FEET THENCE GO NORTH 01 DEGREES 48 MINUTES 11 SECONDS EAST A DISTANCE OF 201 .86 FEET THENCE TO SOUTH 88 DEGREES18 MINUTES 01 SECONDS EAST A DISTANCE OF 3.22 FEET THENCE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST 40.33 FEET TO A POINT ON THE SOUTH LINE OF WHISPERING PINES SUBDIVISION AS RECORDED IN PLAT BOOK 4 AT PAGE 26 OF THE PUBLIC RECORDS OF ESCAMBIA COUNTY FLORIDA THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST ALONG THE SOUTH LINE OF AFORESAID WHISPERING PINES SUBDIVISION A DISTANCE OF 171.59 FEET THENCE DEPARTING SAID SOUTH LINE SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 17.57 FEET THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST A DISTANCE OF 181.31 FEET TO THE WESTERLY RIGHT OF WAY LINE OF MUSIC LANE (66FT RIW) THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST ALONG THE AFORESAID WESTERLY RIGHT OF WAY LINE OF MUSIC LANE. A DISTANCE OF 249.67 FEET THENCE DEPARTING SAID WESTERLY RIGHT OF WAY LINE GO NORTH 88 DEGREES 49 MINUTES 37 SECONDS WEST A DISTANCE OF 160.00 FEET THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 288.48 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 THENCE GO NORTH 88 DEGREES 17 MINUTES 00 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 198.27 FEET TO THE POINT OF BEGINNING.

EXHIBIT F

Form of Bill of Sale

BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS:  Concurrently with the execution and delivery hereof, Drake Motor Partners Pensacola LLC, a Colorado limited liability company ("Seller"), is conveying to MDRR XXV Depositor 1, LLC., a Delaware limited liability company ("Purchaser"), all of Seller's right, title and interest in and to that certain real property located in the City of Pensacola, County of Escambia, State of Florida, as described on Exhibit A attached hereto and incorporated herein by this reference, together with the improvements located thereon (the "Property").

Seller desires to sell, transfer and quitclaim to Purchaser all of Seller's right, title and interest in and to any and all tangible personal property, if any, owned by Seller and located at and affixed or attached to the Property as of the date set forth below, if any (collectively, the "Personal Property").

NOW, THEREFORE, in consideration of the receipt of Ten and No/l00 Dollars ($l0.00) and other good and valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged and confessed by Seller, Seller does hereby sell, transfer, and quitclaim to Purchaser, its successors and assigns, all of Seller's right, title and interest in and to the Personal Property, AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, except Seller warrants that said Personal Property is not subject to monetary encumbrances and has not been previously sold.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed this ____ day of ____________ 2025.

SELLER:

Drake Motor Partners Pensacola LLC,

a Colorado limited liability company

By:Drake Developments LLC,

a Colorado limited liability company

Its:Manager

By:Drake Real Estate Services, Inc.,

a Colorado corporation

Its:Manager

By: EXHIBIT – DO NOT SIGN

Jon Hauser, General Manager

Date:

Exhibit A to Bill of Sale

LEGAL DESCRIPTION OF PROPERTY

COMMENCE AT THE SOUTHWEST CORNER OF SECTION 7 TOWNSHIP 1 SOUTH, RANGE 30 WEST ESCAMBIA COUNTY FLORIDA, THENCE GO NORTH 01 DEGREES 13 MINUTES 41SECONDS EAST ALONG THE WEST LINE OF THE AFOREMENTIONED SECTION 7,A DISTANCE OF 98.36 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF U.S HIGHWAY 90 (NINE MILE ROAD, 200FT RJW) THENCE GO SOUTH 88 DEGREES 17 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 A  DISTANCE OF 191.71 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN OFFICIAL RECORDS BOOK 6626, PAGE 1617 OF THE PUBLIC RECORDS OF SAID COUNTY THENCE CONTINUE SOUTH 88 DEGREES I 7 MINUTES 00 SECONDS EAST ALONG SAID NORTH RIGHT OF WAY LINEA DISTANCE OF 742.71 FEET TO THE POINT OF BEGINNING THENCE DEPARTING SAID NORTH RIGHT OF WAY LINE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST A DISTANCE OF 324.79 THENCE GO NORTH 88 DEGREES 17 MINUTES 24 SECONDS WEST A DISTANCE OF 3.53 FEET THENCE GO NORTH 01 DEGREES 48 MINUTES 11 SECONDS EAST A DISTANCE OF 201 .86 FEET THENCE TO SOUTH 88 DEGREES18 MINUTES 01 SECONDS EAST A DISTANCE OF 3.22 FEET THENCE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST 40.33 FEET TO A POINT ON THE SOUTH LINE OF WHISPERING PINES SUBDIVISION AS RECORDED IN PLAT BOOK 4 AT PAGE 26 OF THE PUBLIC RECORDS OF ESCAMBIA COUNTY FLORIDA THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST ALONG THE SOUTH LINE OF AFORESAID WHISPERING PINES SUBDIVISION A DISTANCE OF 171.59 FEET THENCE DEPARTING SAID SOUTH LINE SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 17.57 FEET THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST A DISTANCE OF 181.31 FEET TO THE WESTERLY RIGHT OF WAY LINE OF MUSIC LANE (66FT RIW) THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST ALONG THE AFORESAID WESTERLY RIGHT OF WAY LINE OF MUSIC LANE. A DISTANCE OF 249.67 FEET THENCE DEPARTING SAID WESTERLY RIGHT OF WAY LINE GO NORTH 88 DEGREES 49 MINUTES 37 SECONDS WEST A DISTANCE OF 160.00 FEET THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 288.48 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 THENCE GO NORTH 88 DEGREES 17 MINUTES 00 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 198.27 FEET TO THE POINT OF BEGINNING.

EXHIBIT G

DECLARATION ESTOPPEL CERTIFICATE

Dated: ________________

To:PurchaserLender

The undersigned, Drake Motor Partners Pensacola LLC, a Colorado limited liability company (the “Seller”), hereby certifies that with respect to that certain Declaration of Easements, Covenants and Restrictions For Nine Mile Plaza Shopping Center Pensacola, Escambia County, Florida, recorded July 17, 2014 in Official Records Book 7198, Page 274, as amended in Official Records Book 7375, Page 992 and as further amended in Official Records Book 9194, Page 871, all in the Public Records of Escambia County, Florida (collectively the “Declaration”), hereby certifies that, to the best of Seller’s actual knowledge, without inquiry or the duty of inquiry, as of the date hereof:

1.	There are no defaults under the Declaration.

2.	Except as set forth above, the Declaration has not been modified or amended.

3.	No payment or amounts are due by Seller under any cost sharing obligation and to the best of Seller’s actual knowledge, no payment or amounts are due by any other Owner.

4.	The Declaration is in full force and effect.

DRAKE MOTOR PARTNERS PENSACOLA

LLC, a Colorado limited liability company

By:Drake Developments LLC, a Colorado

limited liability company, its Manager

By:Drake Real Estate Services, Inc.,

a Colorado corporation, its Manager

By:

Printed Name:

Its: